FOURTH AMENDMENT TO THEABSOLUTE SHARES TRUST
CUSTODY AGREEMENT

THIS FOURTH AMENDMENT, effective as of March 5, 2019, to the Custody Agreement, dated as of June 11, 2014, as amended October 7, 2015, October 1, 2016 and November 11, 2016, (the “Agreement”), is entered into by and between ABSOLUTE SHARES TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK, N.A., a national banking association ("Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the list of funds of the Trust; and

WHEREAS, the parties desire to add the following funds to the Agreement:

WBI Bull|Bear Trend Switch US Total Return ETF;
WBI Bull|Bear Trend Switch US 1000 ETF;
WBI Bull|Bear Trend Switch US 2000 ETF;
WBI Bull|Bear Trend Switch US 1000 Total Return ETF;
WBI Bull|Bear Trend Switch US 2000 Total Return ETF;
WBI Bull|Bear Trend Switch US 3000 Total Return ETF and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ABSOLUTE SHARES TRUST	U.S. BANK, N.A.

By: /s/ Don Schreiber, Jr.	By: /s/ Anita M. Zagrodnik

Name: Don Schreiber, Jr.	Name: Anita M. Zagrodnik

Title: President and Principal Executive Officer	Title: Senior Vice President

Amended Exhibit B to the Custody Agreement – Absolute Shares Trust

Fund Names

Name of Series

WBI Bull|Bear Rising Income 2000 ETF	WBIA
WBI Bull|Bear Value 2000 ETF	WBIB
WBI Bull|Bear Yield 2000 ETF	WBIC
WBI Bull|Bear Quality 2000 ETF	WBID
WBI Bull|Bear Rising Income 1000 ETF	WBIE
WBI Bull|Bear Value 1000 ETF	WBIF
WBI Bull|Bear Yield 1000 ETF	WBIG
WBI Bull|Bear Quality 1000 ETF	WBIL
WBI Bull|Bear Global Income ETF	WBII
WBI Bull|Bear Global High Income ETF	WBIH
WBI Bull|Bear Global Rotation ETF	WBIR
WBI Power Factor™ High Dividend ETF	WBIY
WBI Bull|Bear Trend Switch US Total Return ETF
WBI Bull|Bear Trend Switch US 1000 ETF
WBI Bull|Bear Trend Switch US 2000 ETF
WBI Bull|Bear Trend Switch US 1000 Total Return ETF
WBI Bull|Bear Trend Switch US 2000 Total Return ETF
WBI Bull|Bear Trend Switch US 3000 Total Return ETF

Amended: March 5, 2019